SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 14, 2005
                            -------------------------



                              TASKER CAPITAL CORP.
                        ------------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                      000-32019                     88-0426048
--------------------------------------------------------------------------------
 (State or other                (Commission                   (IRS Employer
jurisdiction of                  File Number)             Identification Number)
incorporation)


             39 Old Ridgebury Road, Suite 14, Danbury, CT 06810-5116
             -------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (203) 730-4350
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As disclosed in the Company's Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the "SEC") on April 15, 2005, in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2004, the Company's independent registered public accounting firm advised the Board of Directors and management of certain internal control deficiencies that they considered being, in the aggregate, a material weakness. The material weakness identified related to limitations in the capacity of the Company's accounting resources to identify and react in a timely manner to non-routine and complex business transactions. In 2004, a lack of experienced personnel in the Company's accounting function and multiple transitions of responsibilities over the Company's accounting function, among other reasons, resulted in untimely identification and resolution of (i) accounting matters related to certain equity transactions and
(ii) the accounting for the Company's debt financing. All of these resulted in significant audit adjustments to the 2004 fiscal year end financial statements before issuance.

While there has been no change to the 2004 fiscal year end financials as previously reported in the Company's most recent Form 10-KSB, management has concluded that the Company's previously issued quarterly financial statements for the three- and six-month periods ended June 30, 2004 and for the three- and nine-month periods ended September 30, 2004 should be restated to account for the adjustments previously made to the 2004 fiscal year end financial statements, and, accordingly, such quarterly financial statements should not be relied upon.

In the Company's Form 10-QSB for the quarter ended June 30, 2005, filed with the SEC on August 15, 2005, the Company quantified the adjustments that need to be reflected in the financial statements for the three- and six-month periods ended June 30, 2004. These adjustments impact the 2004 net loss as previously reported in the Company's Form 10-QSB for the quarterly period ended June 30, 2004, filed with the SEC on August 16, 2004.

The adjustments included (1) a stock based compensation charge for "in the money" options issued to employees (2) the recognition of additional value allocated to warrants and an embedded conversion feature associated with the April 2004 convertible debentures (an increase of the debt discount) and the immediate amortization of such discount as a result of the Company's violation of certain covenants of the April 2004 convertible debentures and (3) a compensation charge to reflect the market value of common stock issued to consultants for services rendered.

Following is a reconciliation of 2004 net loss as previously reported in the Company's Form 10-QSB for the quarterly period ended June 30, 2004 to 2004 net loss as reported in the condensed consolidated statement of operations filed in the Company's Form 10-QSB for the quarter ended June 30, 2005.

                                                      Three months        Six months
                                                          Ended              Ended
                                                      June 30, 2004     June 30, 2004
                                                     ---------------   ---------------
Net loss, as previously reported                     $       425,014   $       682,581

Stock-based compensation                                     260,000           260,000

Non cash interest related to April debentures                800,000           800,000

Stock issued for services                                    277,500           277,500
                                                     ---------------   ---------------

Net loss, as restated in Form 10-QSB for the
quarter ended June 30, 2005                          $     1,762,514   $     2,020,081
                                                     ===============   ===============

The impact of adjustments to the financial statements for the three- and nine-month periods ended September 30, 2004 are presently under review by management, but management believes that the adjustments will have a material impact on 2004 net loss as previously reported in the Company's Form 10-QSB for the quarter ended September 30, 2004, filed with the SEC on November 15, 2004. As discussed above, these adjustments will have no impact on the 2004 fiscal year end financials as previously reported in the Company's most recent Form 10-KSB.

The Company plans to file amendments to its Forms 10-QSB for the quarters ended June 30, 2004 and September 30, 2004, reflecting the restated financial information described above, as soon as practicable. The Company's Board of Directors has discussed the matters disclosed in this Item 4.02 with the Company's independent registered accounting firm.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TASKER CAPITAL CORP.
                                              (Registrant)


                                              By: \s\ Robert D. Jenkins
                                                  -----------------------------
                                                  Robert D. Jenkins
                                                  Chief Financial Officer


Date:  August 15, 2005